Exhibit 31.2

CERTIFICATION

I, Gerald Tucciarone, certify that:

1.    I have reviewed this Form 10-K/A of Hauppauge Digital, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.    This certification is intentionally omitted because this report does not contain financial statements or other financial information.

4.    This certification is intentionally omitted because this report does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature of the reasons for the amendment.

5.    This certification is intentionally omitted because this report does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature of the reasons for the amendment.

Date: January 28, 2009

/s/ Gerald Tucciarone
Gerald Tucciarone, Treasurer, Chief Financial Officer, and Secretary